Exhibit 10.22

FOURTH AMENDMENT TO TRANSITION SERVICES AGREEMENT

This FOURTH AMENDMENT TO TRANSITION SERVICES AGREEMENT (“Fourth Amendment”), dated April 6, 2009 and deemed effective as of February 1, 2009, is made and entered into by and between Limited Brands, Inc. (“Limited Brands”) and Lerner New York Holding, Inc. and New York & Company, Inc., successor in interest to New York & Co. Group, Inc. (collectively, “Buyer” and/or “Lerner”).  Defined terms that are used but not defined herein shall be as defined in the Transition Services Agreement dated November 27, 2002 (“Agreement”), as amended by that certain Amendment To Transition Services Agreement dated April 19, 2006 (the “First Amendment”), that certain Amendment To Transition Services Agreement dated on or about October 11, 2007 (the “Second Amendment”), and that certain Amendment To Transition Services Agreement dated on or about July 17, 2008 (the “Third Amendment”; the Agreement, First Amendment, Second Amendment and Third Amendment are collectively referred to herein as the “TSA”) between Limited Brands and Buyer.  The Parties wish to amend the TSA and Schedules as described below. It is therefore agreed as follows:

1.                                       Section 5.02(a)(v) of the TSA is deleted in its entirety and replaced with the following:

“For any reason, upon 24-months advance written notice, which notice shall be given no earlier than February 1, 2010, Buyer may terminate (A) all (but not less than all) Logistics Services, (B) the Logistics Services described under the heading “Compliance Support Services” in Schedule III, or (C) if the Logistics Services described under the heading “Compliance Support Services” in Schedule III have been terminated earlier, all (but not less than all) of the remaining Logistics Services (such termination right, as applicable, to be exercisable more than once).”

2.                                       Section 5.02(c) of the TSA is deleted in its entirety and replaced with the following:

“For any reason, upon 24-months advance written notice, Limited Brands may terminate (A) all (but not less than all) Logistics Services, (B) the Logistics Services described under the heading “Compliance Support Services” in Schedule III, or (C) if the Logistics Services described under the heading “Compliance Support Services” in Schedule III have been terminated earlier, all (but not less than all) of the remaining Logistics Services (such termination right, as applicable, to be exercisable more than once).”

3.                                       Schedule III, Section 1.1 of the TSA is deleted in its entirety and replaced with the following:

“Except as otherwise provided in this Schedule III, Limited Brands’ obligation to provide or procure, and Lerner’s obligation to purchase, the Services described in this Schedule III (the “Logistics Services”) shall commence on the Closing Date and terminate on the earliest to occur of (i) the date which is twenty four (24) months after the date on which Limited Brands notifies Lerner in writing that it has elected to terminate its obligation to provide or procure the Logistics Services, (ii) the date which is twenty four (24) months after the date on which Lerner notifies Limited Brands in writing that it has elected to terminate its obligation to purchase the Logistics Services, which notice shall be given no earlier than February 1, 2010, and (iii) the date specified for such termination in the applicable section of Section 5.02 of the Agreement, if Limited Brands or Lerner, as the case may be, terminates the Logistics Services in accordance with Section 5.02 of the Agreement. The period from the Closing Date until the date on which the Logistics Services are terminated is referred to as the “Logistics Term.”

4.                                       Paragraph 6 of the First Amendment is modified as follows:

“1.13 In addition to any other fees as stated herein, Lerner shall pay a Management Fee to Limited Brands in the amounts as specified below:

Management Fee Payment Schedule

Fiscal Year	2009	2010	2011
Management Fee	$3,000,000	$3,500,000	$4,000,000

The Management Fee Payment Schedule above is deemed to be effective retroactively as of February 1, 2009. The payments for Fiscal Year 2009 shall begin in April 2009 and continue each month thereafter in equal installments. For all subsequent full Fiscal Years, the Management Fee shall be invoiced forty percent (40%) of the annual total in the months of February to July and sixty percent (60%) of the annual total in the months of August to January and invoiced in equal payments over each of those semiannual periods. For each successive annual period after the Fiscal Year 2011 payments, the annual amount of the Management Fee shall cumulatively increase each year thereafter based upon the CPI Adjustment.  For any partial Fiscal Year at the end of the term, the Management Fee shall be reduced in proportion to the number of months in such Fiscal Year that this Agreement shall be effective, and the Management Fee shall be billed and paid each month in equal installments.”

5.                                       This Fourth Amendment is supplementary to and modifies the TSA.  This Fourth Amendment shall be incorporated as part of the TSA.  The terms of this Fourth Amendment supersede provisions in the TSA only to the extent that the terms of this Fourth Amendment and the TSA expressly conflict.  However, nothing in this Fourth Amendment should be interpreted as invalidating the TSA, and provisions of the TSA will continue to govern relations between the parties insofar as they do not expressly conflict with this Fourth Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the date first written above.

LERNER NEW YORK HOLDING, INC.			LIMITED BRANDS, INC.

By:	/s/ Sheamus G. Toal	By:	/s/ Rick Jackson

Name:	Sheamus G. Toal	Name:	Rick Jackson

Title:	Executive Vice President and Chief Financial Officer	Title:	Executive Vice President – Limited Logistics Services

Date:	April 6, 2009	Date:	April 6, 2009

NEW YORK & COMPANY, INC.

By:	/s/ Sheamus G. Toal

Name:	Sheamus G. Toal

Title:	Executive Vice President and Chief Financial Officer

Date:	April 6, 2009